UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 9, 2012

Date of Report (Date of earliest event reported)

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas		77067
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01	Other Events

Beginning with the fourth quarter of fiscal year 2011, FMC Technologies, Inc. (the “Company”) will report its results of operations in the following reporting segments: Subsea Technologies, Surface Technologies and Energy Infrastructure. This change will be reflected on a retrospective basis in accordance with generally accepted accounting principles, with prior years adjusted to reflect the change in reporting segments. The new segments are composed of the following products and services:

Subsea Technologies

Subsea Systems

Multi Phase Meters

Surface Technologies

Surface Wellhead

Fluid Control

Energy Infrastructure

Measurement Solutions

Loading Systems

Material Handling Solutions

Blending and Transfer Systems

Separation Systems

Direct Drive Systems

Management’s determination of the Company’s reporting segments was made on the basis of its strategic priorities, and the new reporting segments correspond to the manner in which management reviews and evaluates operating performance.

The Company is issuing this Current Report on Form 8-K in order to provide investors with historical financial information on a basis that is consistent with the new reporting structure. The schedules in Exhibit 99.1 provide unaudited consolidated and segment reporting, including inbound orders and order backlog information, for the previously reported quarters in 2011 and the quarters and year ended in 2010.

This information in no way revises or restates the Company’s consolidated statements of income, consolidated balance sheets, consolidated statements of cash flows or consolidated statements of changes in stockholders’ equity for any period.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	FMC Technologies, Inc. and Consolidated Subsidiaries Business Segment Data (unaudited) - segment revenue and segment operating profit for the quarters ended in 2011 (unaudited); segment revenue and segment operating profit for the quarters and year ended in 2010 (unaudited); inbound orders and order backlog for the quarters ended in 2011 (unaudited); and inbound orders and order backlog for the quarters and year ended in 2010 (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ Maryann T. Seaman

Dated: February 9, 2012		Name: Maryann T. Seaman
Title: Senior Vice President and Chief Financial Officer